UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

ACCO Brands Corporation

(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Corporate Drive

Lake Zurich, Illinois 60047

(Address of Registrant’s Principal Executive Office, Including Zip Code)

Registrant's telephone number, including area code: (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Effective October 30, 2024, ACCO Brands Corporation (the “Company”) entered into a Seventh Amendment (the “Seventh Amendment”) to its Third Amended and Restated Credit Agreement, as amended (the “Credit Agreement”), among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto. Pursuant to the Seventh Amendment, the Credit Agreement was amended to, among other things:

•
repay in full the outstanding USD Senior Secured Term Loan A of $72.8 million as well as the Australian Dollar Senior Secured Term Loan A of A$44.4 million (US$29.2 million based on October 30, 2024 exchange rates) with borrowings under the multi-currency revolving facility;

•
repay €61.2 million (US$66.4 million based on October 30, 2024 exchange rates) out of the total outstanding Euro Senior Secured Term Loan A of €184.1 million (US$199.8 million based on October 30, 2024 exchange rates) with borrowings under the multi-currency revolving facility; and

•
extend the Credit Agreement’s maturity date to the earlier of (i) the date that is one hundred eighty (180) days prior to the maturity of the of the Company’s 4.25% senior notes due March 15, 2029 (the “Notes”) and (ii) October 30, 2029, the fifth anniversary of the date of the closing of the Seventh Amendment, if the maturity date of the Notes is extended beyond the fifth anniversary of the date of the closing of the Seventh Amendment in connection with a permitted refinancing of the Notes.

No changes were made to the financial covenants and the pricing was updated as follows:

Level	Consolidated Leverage Ratio	SOFR Spread	Undrawn Fee
I	> 4.25x	225 bps	37.5 bps
II	> 3.50x	200 bps	35.0 bps
III	> 2.50x	175 bps	30.0 bps
IV	≤ 2.50x	150 bps	25.0 bps

After giving effect to the Seventh Amendment, the current multi-currency revolving facility provides for outstanding borrowings not to exceed $467.5 million.

The foregoing summary of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition

On October 31, 2024, ACCO Brands Corporation (the "Company") announced its results for the period ended September 30, 2024. Attached as Exhibit 99.1 is a copy of the press release relating to the Company's results, which is incorporated herein by reference.

The information included or incorporated by reference in this Current Report on Form 8-K under this Item 2.02 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1

Seventh Amendment to Third Amended and Restated Credit Agreement, dated October 30, 2024, among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press release of the Company announcing results for the period ended September 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	October 31, 2024	By:	/s/ Deborah A. O'Connor
Name: Deborah A. O'Connor
Title: Executive Vice President
and Chief Financial Officer